UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

January 5, 2011

Date of Report (Date of earliest event reported)

Heritage Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	0-11255	54-1234322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Granby Street, Norfolk, Virginia 23510

(Address of principal executive offices, including zip code)

757-648-1700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Heritage Bankshares, Inc. (the “Company”) and Heritage Bank (the “Bank”), the wholly-owned banking subsidiary of the Company, have entered into a new Employment Agreement with John O. Guthrie, Executive Vice President & Chief Financial Officer of the Company and the Bank (the “New Employment Agreement”).

The initial term of the New Employment Agreement will be effective as of May 1, 2011, immediately following the expiration of the current employment agreement among the Company, the Bank and Mr. Guthrie, and will continue through December 31, 2012, and after the initial term the agreement renews for successive renewal terms of two years each unless Mr. Guthrie or the Company otherwise notifies the other in accordance with the agreement. The term of the New Employment Agreement is also extended upon a “change of control” of the Company (as defined in the agreement), as further described below. The New Employment Agreement provides for a base salary payable to Mr. Guthrie, which is subject to review, at least annually, and increase by the Company in its sole discretion. Mr. Guthrie’s current base salary is $130,300.

The New Employment Agreement also provides for certain payments to Mr. Guthrie in the following events of termination of employment:

•

he will continue to receive his base salary for 12 months following termination by the Company without “cause” (as defined in the agreement), except for termination without cause following a change of control, together with payment for all accrued and unused paid time off;

•

he will continue to receive his base salary for 12 months following his resignation for “good reason” (as defined in the agreement), except for resignation for good reason following a change in control, together with payment for all accrued and unused paid time off;

•

following a “change of control” of the Company, the term of Mr. Guthrie’s agreement will automatically be extended for two additional years, and if during the term of the agreement (as extended) his employment is terminated without cause or if he resigns for good reason, Mr. Guthrie will receive a lump sum payment equal to 18 months’ base salary then in effect (or, if greater, in effect immediately prior to the change of control), together with payment for all accrued and unused paid time off; and

•	in the event of Mr. Guthrie’s death, his estate will receive one month’s base salary together with payment for all accrued and unused paid time off.

Mr. Guthrie is subject to customary noncompetition, nonsolicitation and nondisclosure covenants under his New Employment Agreement. In addition, any amounts payable to Mr. Guthrie under his New Employment Agreement are subject to, among other things, applicable limitations and conditions prescribed by Section 409A of the Internal Revenue Code, as well as, for so long as the Company remains a participant in the TARP Capital Purchase Program, the rules, regulations and procedures (including limits on certain compensation) of the Emergency Economic Stabilization Act of 2008, as amended.

A copy of the New Employment Agreement for Mr. Guthrie is attached as Exhibit 10.9 and is incorporated by reference into this Item 5.02. The foregoing summary of certain provisions of the document is qualified in its entirety by reference to the document.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.9	Employment Agreement with John O. Guthrie

Heritage Bankshares, Inc.
(Registrant)

Date: January 7, 2011	/s/ Michael S. Ives
Michael S. Ives
President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.9	Employment Agreement with John O. Guthrie